EXHIBIT 32.2

Certification Pursuant to 18 U.S.C. 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017 (the “Report”) of Oglethorpe Power Corporation (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Elizabeth B. Higgins, the Executive Vice President and Chief Financial Officer of the Registrant certify, to the best of my knowledge, that:

(1)                                 The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Elizabeth B. Higgins
Elizabeth B. Higgins
Executive Vice President and
Chief Financial Officer

August 10, 2017
Date